Exhibit 10.47

THIS FIFTH AMENDMENT (“Fifth Amendment”) TO AMENDED AND RESTATED COAL MINING LEASE AGREEMENT is dated on March 20, 2013 but effective as of March 1, 2013 (“Effective Date”), and is by and between WPP LLC (“Lessor”), a Delaware limited liability company; and WILLIAMSON ENERGY, LLC (“Lessee”), a Delaware limited liability company, each a “Party” and collectively the “Parties.”

W I T N E S S E T H

WHEREAS, Lessor and Lessee entered into that certain “Amended and Restated Coal Mining Lease Agreement” dated as of August 14, 2006 which has been amended by (i) the First Amendment to the Amended and Restated Coal Mining Lease Agreement dated as of May 19, 2008 (“First Amendment”); (ii) the Amendment to Amended and Restated Coal Mining Lease Agreement made and dated on December 18, 2009 (“Second Amendment”); (iii) the Third Amendment to Amended and Restated Coal Mining Lease Agreement made and dated as of August 12, 2010 (“Third Amendment”), and (iv) the Fourth Amendment to Amended and Restated Coal Mining Lease Agreement made and dated as of June 30, 2011 but effective as of April 1, 2011 (“Fourth Amendment”), and with such Amended and Restated Coal Mining Lease Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment being the “Lease,” wherein and whereby Lessor granted to Lessee certain coal in and under certain lands in Williamson and Franklin Counties, Illinois for the purpose of mining (by any deep or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting such coal; and

WHEREAS, the Parties are willing and have agreed to amend the Lease in accordance with the terms, conditions, and provisions of this Fifth Amendment.

NOW THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and for other good and valuable consideration including without limitation the continuation of the Lease as amended by this Fifth Amendment, the Parties, intending to be legally bound hereby, covenant and agree as follows:

1. Lessor and Lessee hereby agree to add to the “Leased Premises” (as defined in the Lease) for the purpose of mining (by any deep or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting, the following coal (as hereafter defined) in and under the Additional Property (as hereafter defined): all the Springfield No. 5 and Herrin No. 6 Seams of coal contained in and underlying Parcel 1, as hereafter designated and described, located in parts of Sections 14, 15, and 16, Township 8 South, Range 4 East, of the Third Principal Meridian, in Williamson County, Illinois, as follows:

PARCEL 1

LOCATED IN THE SOUTH ONE HALF OF SECTION 14, THE SOUTH ONE HALF OF SECTION 15, AND THE EAST ONE HALF OF THE SOUTH EAST OF SECTION 16, TOWNSHIP 8 SOUTH RANGE 4 EAST OF THE THIRD PRINCIPAL MERIDIAN, WILLIAMSON COUNTY ILLINOIS, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING FROM THE SOUTHEAST CORNER OF SAID SECTION 14, THENCE N 00°11’21” E A DISTANCE OF 654.34’;

THENCE N 90°00’00” W A DISTANCE OF 195.15’ TO THE POINT OF BEGINNING;

THENCE N 89°59’56” W A DISTANCE OF 10991.48’;

THENCE N 00°00’00” W A DISTANCE OF 2028.00’;

THENCE N 89°59’16” E A DISTANCE OF 1721.65’;

THENCE S 00°01’20” W A DISTANCE OF 192.44’;

THENCE S 89°59’33” E A DISTANCE OF 9269.90’;

THENCE S 00°00’00” E A DISTANCE OF 1834.92’ TO THE POINT OF BEGINNING;

CONTAINING 470.78 ACRES MORE OR LESS.

The Additional Property, being the above-described Parcel 1, is generally shown and depicted as the area outlined with a heavy black line, with “Parcel 1” and “LEASE ADDITION” printed within such area, on the plat labeled “Exhibit A — Lease Exhibit” and bearing “Date: 2/26/2013”, which is attached hereto and made a part hereof.

From and after the Effective Date, all the Springfield No. 5 and Herrin No. 6 Seams of coal in and under the Additional Property shall be part of the Leased Premises and shall be treated and considered to be part of the Leased Premises for all purposes in and under the Lease.

2. Notwithstanding anything in Section 4 of the Lease (“Royalties”) to the contrary, and as additional consideration for this Fifth Amendment, Lessee agrees to pay, in addition to the Tonnage Royalty specified in the Lease, an additional Tonnage Royalty (“Additional Royalty”) on tons mined and removed from the Leased Premises in the amount of fifty cents ($0.50) per ton up to a maximum of 2,765,714 tons. The Additional Royalty shall be due on tons mined on or after the Effective Date and shall be payable pursuant to the terms of payment set forth in the Lease. The Additional Royalty may also be taken as a credit against any applicable Quarterly Deficiency Payment by the methods stated in the Lease. The Parties agree that from September 2011 through October 2012 Lessee mined and sold 403,679 tons of coal from the Herrin No. 6 seam in the Additional Property (“Removed Coal”) for which Tonnage Royalty has not been paid under the Lease but for which “wheelage” has been paid under the Lease. The Tonnage Royalty due on the Removed Coal is $1,634,916.58, and the wheelage paid on the Removed Coal is $252,058.77, leaving a net amount of $1,382,857.81 due by Lessee for the Removed Coal.

3. In connection with this Fifth Amendment and all transactions contemplated hereby, each Party agrees, and agrees to cause its affiliates, to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Fifth Amendment and all such transactions.

4. This Fifth Amendment shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document.

5. This Fifth Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument and any Party may execute this Fifth Amendment by signing any such counterpart(s).

6. Except as expressly modified and amended in this Fifth Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, each Party has executed this Fifth Amendment as of the date first written above but to be effective as of the Effective Date.

WPP LLC

By:	NRP (OPERATING) LLC

its Sole Member

By:	/s/ Kevin F. Wall

Name:	Kevin F. Wall

Title:	Executive Vice President - Operations

WILLIAMSON ENERGY, LLC

By:	/s/ Michael J. Beyer

Name:	Michael J. Beyer

Title:	Authorized Person

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 20th day of March, 2013, by Kevin F. Wall, the Executive Vice President – Operation of NRP (Operating) LLC, the sole operating manager of WPP LLC, a Delaware limited liability company, on behalf of WPP LLC.

My commission expires: September 17, 2017.

/s/ Michael E. Kessinger
Notary Public

[SEAL]

STATE OF MISSOURI,

COUNTY OF ST. CHARLES, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 21 day of March, 2013, by Michael J. Beyer, the Authorized Person of WILLIAMSON ENERGY, LLC, a Delaware limited liability company, on behalf of WILLIAMSON ENERGY, LLC.

My commission expires: 11-06-15.

/s/ Jennifer Króen
Notary Public

[SEAL]